UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2014 (July 3, 2014)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 3, 2014, American Media, Inc. (“AMI”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party to the Revolving Credit Agreement dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) entered into a limited waiver (“Waiver”) to the Credit Agreement with lenders (the “Consenting Lenders”) constituting the Required Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Pursuant to the Waiver and subject to the Credit Parties’ compliance with the requirements set forth therein, the Consenting Lenders have agreed to waive, until July 15, 2014, any potential Default or Event of Default arising from the failure to furnish to the Administrative Agent (i) the financial statements, reports and other documents as required under Section 5.01(a) of the Credit Agreement with respect to the fiscal year of AMI ended March 31, 2014; and (ii) the related deliverables required under Sections 5.01(c) and 5.03(b) of the Credit Agreement.
AMI intends to seek an additional waiver from the Required Lenders prior to July 15, 2014, but there can be no assurance that such waiver will be obtained.
Item 8.01 Other Events.
On July 8, 2014, AMI entered into a non-binding Letter of Intent (the “LOI”) with certain investors of AMI (collectively, the “Investors”).
The LOI contains a term sheet for a series of transactions (the “Transactions”) between AMI and the Investors. The term sheet between AMI and the Investors is set forth below.
Transaction:
Acquisition of 100% of the issued and outstanding common stock of AMI through a merger (the “Merger”) whereby a subsidiary of an entity owned by funds managed and/or controlled by the Investors would be merged with and into AMI, with AMI surviving the Merger.
Merger Consideration and Existing Debt:
$2.0 million plus approximately $513.0 million of outstanding indebtedness remaining in place resulting in an implied enterprise value of $515.0 million.
Drag-Along Feature:
In conjunction with the Merger, the drag-along provision of Section 2.5 of AMI’s stockholders’ agreement among AMI and its stockholders dated as of December 22, 2010, as amended, will be exercised.
Liquidity at Closing:
Concurrently with the closing of the Merger, the Investors or their affiliates will irrevocably provide and agree to provide AMI with commitments for sufficient additional liquidity to cause AMI to have at least $10 million of liquidity at all times in the 12 months following the Merger, in the current board of directors of AMI’s (the “Board”) judgment based on consultation with its advisors.
Such commitments will take the form of commitments to (and be limited to such commitments):

(1)	provide $5.0 million unsecured delayed draw loan facility;

(2)
provide a permanent waiver of the September 1, 2014 and March 1, 2015 buyback payments under the Indenture for the 10.0% Second Lien PIK Notes due 2018 (the “Second Lien PIK Notes”) ($12.7 million); and

(3)
provide not less than $7.5 million of additional liquidity not later than December 15, 2014, in an amount, and in such form, to be mutually agreed (subject to each party’s reasonable discretion) prior to the signing of the definitive documents, so as to meet the liquidity goal stated above.

Go-shop Term:
AMI will have a “go-shop” that will allow it to seek a competing transaction to the Transaction. The “go-shop” will expire at 5:00 p.m. on the 30th calendar day following public disclosure of the material terms of the Transaction, subject to earlier termination of the go-shop at the Board’s discretion. The go-shop period may only be extended to the extent that AMI has received a written offer from a counterparty capable of meeting its obligations to AMI under its purchase offer (x) in excess of the Merger consideration, (y) not subject to due diligence or containing a financing contingency and (z) which assumes that change of control ("CoC ") waivers will not be obtained and provides for refinancing the First Lien Notes, Second Lien PIK Notes and Second Lien Notes.
Go-shop Fee:
$5,000,000, plus the reasonable fees and expenses incurred by Investors in pursuit of the transaction, in event of executing an agreement for a competing transaction, payable at the closing of the competing transaction.
Existing Change of Control Puts:
11.5% First Lien Notes due 2017 (the “First Lien Notes”): Investors to support a waiver without consideration; Advisors of the Company to seek the consent to such waiver from other holders of First Lien Notes. Advsiors of the Company will engage such holders upon public announcement of the material terms of the Transaction. Waivers from a majority of the First Lien Noteholders shall be obtained prior to signing the definitive documentation.
13.5% Second Lien Notes due 2018 (“Second Lien Notes”): Advisors of the Company to seek the consent to a waiver from holders of Second Lien Notes. Advisors of the Company will engage such holders upon public announcement of the material terms of the Transaction. Investors will make a CoC offer to the holders of the Second Lien Notes and purchase any Second Lien Notes tendered in the CoC offer.
Second Lien PIK Notes: Investors to waive for no consideration prior to signing definitive documentation.
Revolving Credit Facility: Advisors of the Company and AMI to seek the consent to a waiver from the revolver lenders. Advisors of the Company and AMI will engage syndicate upon public announcement of the material terms of the Transaction.
Timing:
AMI to publicly announce the material terms of the Transaction upon the execution of the Letter of Intent. Press release must be satisfactory to AMI and Investors.
Closing to occur as soon as practicable upon the expiration of the go-shop and the drag mechanics related to the Merger.
Conditions:
Negotiation and execution of definitive documentation.
There shall be no existing defaults under any of the Debt Documents as of the Closing.
No Material Adverse Effect with respect to AMI.

Tax diligence and structuring prior to executing definitive documentation.
Obtain any required CoC waivers on the First Lien Notes, Second Lien Notes (or in the absence of such waiver, closing of the CoC offer) and the Revolving Credit Facility.
Closing of the merger, implementation of additional liquidity measures and Investors’ waivers of the CoCs are all cross-conditioned on each other and will occur simultaneously.
Release and Indemnification:
The Investors and any other participating/consenting creditors will provide full releases of, and ‘non-suit’ covenants to, AMI’s directors, officers, shareholders and each of their respective affiliates.
AMI’s current director indemnification provisions will remain in place and AMI will purchase at a reasonable cost a customary six-year ‘tail’ D&O policy.
Definitive Documentation:
Definitive documentation will not have a diligence condition and the only closing conditions will be the satisfaction of the go-shop and drag period requirements, accuracy of reps and warranties to the Material Adverse Effect set forth above and material performance of covenants and any other customary closing conditions.
Additionally, it is anticipated that David Pecker will remain Chief Executive Officer of AMI after consummation of the Transactions.
The LOI is non-binding in all respects and there can be no assurance that the Transactions or any other transaction will be approved or completed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2014	By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer